Registration Statement No. 333-192154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-192154

GENTIVA HEALTH SERVICES, INC.

Subsidiary Guarantors Listed on Schedule A hereto

(Exact name of registrant as specified in its charter)

Delaware	36-4335801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

(770) 951-6450

For the Co-Registrants, see “Schedule A—Subsidiary Guarantors” on the following page.

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

SCHEDULE A

Subsidiary Guarantors

Subsidiary*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
ABC Hospice, LLC	Texas	20-8716006
Access Home Health of Florida, LLC	Delaware	06-1451363
Alpine Home Health Care, LLC	Colorado	36-4473376
Alpine Home Health II, Inc.	Colorado	20-1987917
Alpine Home Health, Inc.	Mississippi	64-0921774
Alpine Resource Group, Inc.	Colorado	20-1987950
American Homecare Management Corp.	Delaware	11-3306095
American Hospice, Inc.	Texas	75-2486047
Asian American Home Care, Inc.	California	94-3247811
Bethany Hospice, LLC	Delaware	20-2999369
California Hospice, LLC	Texas	30-0711730
Capital Care Resources, LLC	Georgia	58-2411159
Capital Care Resources of South Carolina, LLC	Georgia	56-2102603
Capital Health Management Group, LLC	Georgia	58-2313705
Chaparral Hospice, Inc.	Texas	35-2224605
Chattahoochee Valley Home Care Services, LLC	Georgia	03-0387821
Chattahoochee Valley Home Health, LLC	Georgia	34-1994007
CHMG Acquisition LLC	Georgia	04-3813487
CHMG of Atlanta, LLC	Georgia	54-2089073
CHMG of Griffin, LLC	Georgia	54-2089075
Colorado Hospice, L.L.C.	Colorado	27-2141126
Eastern Carolina Home Health Agency, LLC	North Carolina	56-1590744
Faith Home Health and Hospice, LLC	Kansas	47-0884412
Faith in Home Services, L.L.C.	Kansas	20-1931763
Family Hospice, Ltd.	Texas	75-2588221
FHI GP, Inc.	Texas	75-2588220
FHI Health Systems, Inc.	Delaware	75-2588219
FHI LP, Inc.	Nevada	88-0335145
FHI Management, Ltd.	Texas	75-2588222
First Home Health, Inc.	West Virginia	55-0750157
Gentiva Certified Healthcare Corp.	Delaware	11-2645333
Gentiva Health Services (Certified), Inc.	Delaware	11-3454105
Gentiva Health Services Holding Corp.	Delaware	11-3454104
Gentiva Health Services (USA) LLC	Delaware	11-3414024
Gentiva Rehab Without Walls, LLC	Delaware	06-1725406
Gentiva Services of New York, Inc.	New York	11-2802024
Georgia Hospice, LLC	Texas	27-4251135
Gilbert’s Home Health Agency, Inc.	Mississippi	64-0730826
Gilbert’s Hospice Care, LLC	Mississippi	20-0566932
Gilbert’s Hospice Care of Mississippi, LLC	Mississippi	20-1296854
Girling Health Care Services of Knoxville, Inc.	Tennessee	62-1406895
Girling Health Care, Inc.	Texas	74-2115034
Harden Clinical Services, LLC	Texas	27-1519643
Harden HC Texas Holdco, LLC	Texas	26-1487182
Harden Healthcare Holdings, LLC	Delaware	Applied For
Harden Healthcare Services, LLC	Texas	26-1569071
Harden Healthcare, LLC	Texas	74-3024009
Harden Home Health, LLC	Delaware	65-1299601

Subsidiary*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Harden Home Option, LLC	Texas	37-1657856
Harden Hospice, LLC	Texas	43-2083818
Hawkeye Health Services, Inc.	Iowa	42-1285486
Healthfield, LLC	Delaware	58-1819650
Healthfield Home Health, LLC	Georgia	58-1947694
Healthfield Hospice Services, LLC	Georgia	58-2284736
Healthfield of Southwest Georgia, LLC	Georgia	27-0131980
Healthfield of Statesboro, LLC	Georgia	68-0593590
Healthfield of Tennessee, LLC	Georgia	01-0831798
Healthfield Operating Group, LLC	Delaware	36-4425473
HomeCare Plus, Inc.	Alabama	63-1214842
Home Health Care Affiliates, Inc.	Mississippi	74-2737989
Home Health Care Affiliates of Central Mississippi, L.L.C.	Mississippi	62-1807084
Home Health Care Affiliates of Mississippi, Inc.	Mississippi	62-1775256
Home Health Care of Carteret County, LLC	North Carolina	56-1556547
Horizon Health Care Services, Inc.	Texas	76-0456316
Horizon Health Network LLC	Alabama	33-1017853
Hospice Care of Kansas and Missouri, L.L.C.	Missouri	none
Hospice Care of Kansas, L.L.C.	Kansas	48-1210207
Hospice Care of the Midwest, L.L.C.	Missouri	none
Iowa Hospice, L.L.C.	Iowa	20-2589495
Isidora’s Health Care Inc.	Texas	65-1285069
Lakes Hospice, L.L.C.	Iowa	65-1302887
Lighthouse Hospice — Coastal Bend, LLC	Texas	22-3946976
Lighthouse Hospice — Metroplex, LLC	Texas	26-3228001
Lighthouse Hospice — San Antonio, LLC	Texas	87-0798501
Lighthouse Hospice Management, LLC	Texas	06-1787617
Lighthouse Hospice Partners, LLC	Texas	35-2190648
Mid-South Home Care Services, LLC	Alabama	82-0559231
Mid-South Home Health, LLC	Delaware	63-0772385
Mid-South Home Health Agency, LLC	Alabama	82-0559199
Mid-South Home Health of Gadsden, LLC	Georgia	14-1909499
Missouri Home Care of Rolla, Inc.	Missouri	43-1317147
New York Healthcare Services, Inc.	New York	22-2695367
Nursing Care — Home Health Agency, Inc.	West Virginia	55-0633030
Odyssey HealthCare, Inc.	Delaware	43-1723043
Odyssey HealthCare Austin, LLC	Delaware	none
Odyssey HealthCare Detroit, LLC	Delaware	none
Odyssey HealthCare Fort Worth, LLC	Delaware	none
Odyssey HealthCare GP, LLC	Delaware	75-2932676
Odyssey HealthCare Holding Company	Delaware	75-2925311
Odyssey HealthCare LP, LLC	Delaware	74-2998154
Odyssey HealthCare Management, LP	Delaware	75-2923658
Odyssey HealthCare of Augusta, LLC	Delaware	26-0711782
Odyssey HealthCare of Flint, LLC	Delaware	26-3920362
Odyssey HealthCare of Marion County, Inc.	Delaware	75-3238731
Odyssey HealthCare of Savannah, LLC	Delaware	26-0712052
Odyssey HealthCare of St. Louis, LLC	Delaware	26-1174571
Odyssey HealthCare Operating A, LP	Delaware	75-2752908
Odyssey HealthCare Operating B, LP	Delaware	75-2937832
OHS Service Corp.	Texas	22-3690699

Subsidiary*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Omega Hospice, LLC	Alabama	20-8667430
PHHC Acquisition Corp.	Delaware	38-3784032
QC-Medi New York, Inc.	New York	11-2750425
Quality Care-USA, Inc.	New York	11-2256479
Saturday Partners, LLC	Colorado	20-1930463
Tar Heel Health Care Services, LLC	North Carolina	56-1456991
The American Heartland Hospice Corp.	Missouri	43-1697602
The Home Option, LLC	Texas	26-2527353
The Home Team of Kansas, LLC	Kansas	74-3052911
Total Care Home Health of Louisburg, LLC	Georgia	68-0593592
Total Care Home Health of North Carolina, LLC	Georgia	20-0091435
Total Care Home Health of South Carolina, LLC	Georgia	20-0091422
Van Winkle Home Health Care, Inc.	Mississippi	62-1669388
Vista Hospice Care, LLC	Delaware	86-0808230
VistaCare, LLC	Delaware	06-1521534
VistaCare of Boston, LLC	Delaware	26-1544595
VistaCare USA, LLC	Delaware	86-0914505
Voyager Acquisition, L.P.	Texas	20-1953497
Voyager Home Health, Inc.	Delaware	26-1501792
Voyager HospiceCare, Inc.	Delaware	20-1173787
We Care Home Health Services, Inc.	Texas	33-0665550
Wiregrass Hospice LLC	Alabama	82-0559182
Wiregrass Hospice Care, LLC	Georgia	20-0296636
Wiregrass Hospice of South Carolina, LLC	Georgia	34-2053721

*	All subsidiary guarantors have the following principal executive office: c/o Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 (this “Post-Effective Amendment”) relates to the following “Shelf” Registration Statement on Form S-3 (the “Registration Statement”) of Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), and each of the subsidiaries listed in Schedule A (the “Subsidiary Guarantors” and together with Gentiva, the “Registrants” and each a “Registrant”):

•	Registration Statement No. 333-192154, filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2013, pertaining to the registration of an aggregate offering price of $300,000,000 of (i) debt securities, (ii) guarantees of debt securities, (iii) preferred stock, (iv) common stock and (v) warrants to purchase debt securities, preferred stock or common stock.

On October 9, 2014, Gentiva entered into an Agreement and Plan of Merger, as it may be amended from time to time, by and among Gentiva, Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), and Kindred Healthcare Development 2, Inc., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, on February 2, 2015, Merger Sub merged with and into Gentiva, with Gentiva continuing as the surviving corporation and becoming the wholly owned subsidiary of Kindred (the “Merger”).

In connection with the consummation of the Merger, the Registrants have terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statement that remain unsold at the termination of the offerings, the Registrants hereby remove from registration all of the securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of February, 2015.

Gentiva Health Services, Inc.

By:	/s/ Benjamin A. Breier
Benjamin A. Breier
President and Chief Operating Officer
(Principal Executive Officer)

By:	/s/ John J. Lucchese
John J. Lucchese
Senior Vice President and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Benjamin A. Breier	President and Chief Operating Officer (Principal Executive Officer)	February 2, 2015
Benjamin A. Breier

By:	/s/ John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2015
John J. Lucchese

By:	/s/ Joseph L. Landenwich	Director	February 2, 2015
Joseph L. Landenwich

By:	/s/ Stephen Cunanan	Director	February 2, 2015
Stephen Cunanan

By:	/s/ Douglas L. Curnutte	Director	February 2, 2015
Douglas L. Curnutte